Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)         ☐

BNY MIDWEST TRUST COMPANY

(formerly known as CTC Illinois Trust Company)
(Exact name of trustee as specified in its charter)

Illinois	36-3800435
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

2 N. LaSalle Street Suite 1020 Chicago, Illinois	60602
(Address of principal executive offices)	(Zip code)

JOSTENS IH CORP.

(Exact name of obligor as specified in its charter)

Delaware	20-0106749
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

5501 American Boulevard West Minneapolis, Minnesota	55437
(Address of principal executive offices)	(Zip code)

Jostens, Inc.

(Exact name of obligor as specified in its charter)

Minnesota	41-0343440
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

5501 American Boulevard West Minneapolis, MN	55437
(Address of principal executive offices)	(Zip code)

Von Hoffman Holdings Inc.

(Exact name of obligor as specified in its charter)

Delaware	22-1661746
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1000 Camera Avenue St. Louis, MO	63126
(Address of principal executive offices)	(Zip code)

Von Hoffman Corporation

(Exact name of obligor as specified in its charter)

Delaware	43-0633003
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1000 Camera Avenue St. Louis, MO	63126
(Address of principal executive offices)	(Zip code)

The Lehigh Press, Inc.

(Exact name of obligor as specified in its charter)

Pennsylvania	23-1417330
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

7001 North Park Drive Pennsauken, NJ	08109
(Address of principal executive offices)	(Zip code)

Precision Offset Printing Company, Inc.

(Exact name of obligor as specified in its charter)

Delaware	23-1354890
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

7001 North Park Drive Pennsauken, NJ	08109
(Address of principal executive offices)	(Zip code)

Anthology, Inc.

(Exact name of obligor as specified in its charter)

Delaware	36-4228578
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

3640 Edison Place Rolling Meadows, IL	60008
(Address of principal executive offices)	(Zip code)

AHC I Acquisition Corp.

(Exact name of obligor as specified in its charter)

Delaware	13-3979203
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1815 East Main Street Chattanooga, TN	37404
(Address of principal executive offices)	(Zip code)

AKI Holding Corp.

(Exact name of obligor as specified in its charter)

Delaware	74-2883163
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1815 East Main Street Chattanooga, TN	37404
(Address of principal executive offices)	(Zip code)

AKI, Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-3785856
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1815 East Main Street Chattanooga, TN	37404
(Address of principal executive offices)	(Zip code)

IST, Corp.

(Exact name of obligor as specified in its charter)

Delaware	31-1812966
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

5600 Energy Parkway Baltimore, MD	21226
(Address of principal executive offices)	(Zip code)

7-5/8% Senior Subordinated Exchange Notes due 2012

(Title of the indenture securities)

1.             General information.  Furnish the following information as to the Trustee:

(a)           Name and address of each examining or supervising authority to which it is subject.

Name	Address

Office of Banks & Trust Companies of the State of Illinois	500 E. Monroe Street Springfield, Illinois 62701-1532

Federal Reserve Bank of Chicago	230 S. LaSalle Street Chicago, Illinois 60603

(b)           Whether it is authorized to exercise corporate trust powers.

Yes.

2.             Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.          List of Exhibits.

1.             A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

2,3.          A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

4.             A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

6.             The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

7.             A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

2

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 5th day of November, 2004.

BNY Midwest Trust Company

By	: /S/ D.G. DONOVAN
Name: D.G. DONOVAN
Title: VICE PRESIDENT

3

OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION
OF

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois  60602

Including the institution’s domestic and foreign subsidiaries completed as of the close of business on June 30, 2004, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

		Thousands of Dollars
		(000)

	ASSETS

1.	Cash and Due from Depository Institutions	40,186

2.	U.S. Treasury Securities	- 0-

3.	Obligations of States and Political Subdivisions	- 0-

4.	Other Bonds, Notes and Debentures	- 0-

5.	Corporate Stock	- 0-

6.	Trust Company Premises, Furniture, Fixtures and Other Assets Representing Trust Company Premises	658

7.	Accounts Receivable	5,039

8.	Goodwill	86,813

9.	Intangibles	- 0-

10.	Other Assets	4,166

	(Itemize amounts greater than 15% of Line 10)

	Income Taxes Receivable	4,109

11.	TOTAL ASSETS	136,862

OFFICE OF BANKS AND REAL ESTATE
Bureau of Banks and Trust Companies

CONSOLIDATED REPORT OF CONDITION
OF

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois  60602

		Thousands of Dollars

	LIABILITIES

12.	Accounts Payable	2

13.	Taxes Payable	0

14.	Other Liabilities for Borrowed Money	25,425

15.	Other Liabilities

	(Itemize amounts greater than 15% of Line 14)	10,529

	Reserve for Taxes	10,075

16.	TOTAL LIABILITIES	35,956

	EQUITY CAPITAL

17.	Preferred Stock	- 0-

18.	Common Stock	2,000

19.	Surplus	67,130

20.	Reserve for Operating Expenses	- 0-

21.	Retained Earnings (Loss)	31,776

22.	TOTAL EQUITY CAPITAL	100,906

23.	TOTAL LIABILITIES AND EQUITY CAPITAL	136,862

I,	Robert L. DePaola, Vice President
(Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief.  I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

/s/ Robert L. DePaola
(Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 23rd day of January, 2004.

My Commission expires May 15, 2007.

/s/ Joseph A. Giacobino	, Notary Public

(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

Emmie Chan	Assistant Treasurer
Name	Title

(212) 437-5639
Telephone Number (Extension)

eychan@bankofny.com
E-mail